EXHIBIT 99.1

ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.onelibertyproperties.com

ONE LIBERTY PROPERTIES DECLARES
REGULAR QUARTERLY CASH DIVIDEND

Great Neck, New York – June 14, 2010 – One Liberty Properties, Inc. (NYSE:OLP) announced today that its Board of Directors has declared its regular quarterly cash dividend of $.30 per share of common stock payable on July 7, 2010 to stockholders of record on June 28, 2010.

One Liberty Properties is a real estate investment trust which invests in commercial real estate, primarily net leased properties, and other real estate related investments.

Contact: Simeon Brinberg – (516) 466-3100